Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Amendment No. 1 to Schedule 13G is being filed on behalf of each of the undersigned.
EXECUTED this 8th day of April, 2009.

LACUNA HEDGE FUND LLLP
By:	Lacuna Hedge GP LLLP, its general partner
By:	Lacuna, LLC, its general partner

By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA HEDGE GP LLLP
By:	Lacuna, LLC, its general partner

By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA, LLC
By:	/s/ Wink Jones
Wink Jones, Managing Director